ARTICLE I.

STATE of DELAWARE
CERTIFICATE of INCORPORATION A
STOCK CORPORATION

State of Delaware
Secretary of State Division  of
Corporations
Delivered
11:56 Ai\il
04120/2016
FILED
11:56 AM
0412012016
SR 20162424868 - File
Number 6021270

The name of this Corporation is ALLIANCE FREIGHT LINES INC.
ARTICLE U.
Its registered office in the State of Delaware is to be located at 2035 Sunset Lake Rd, Suite B-2,
Newark, DE 19702. The county of the registered office is New Castle. The registered agent in charge thereof is LEGALINC CORPORATE SERVICES INC. .
ARTICLE III.
The total number of shares of common stock that the corporation shall be authorized to issue is
100,000,000 at $0.0001 par value.
ARTICLE IV.
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE V.
The name and mailing address of the incorporator is Marsha Siha at 17350 State Hwy 249 #220,
Houston TX 77064.
ARTICLE VI.
The name and address of each initial director of the corporation is:
VLADISLAV GASNIKOV - 2195 Arthur Ave, Elk Grove Village, IL 60007
ALEXANDER SHCHEKJN - 2195 Arthur Ave, Elk Grove Village, IL 60007
I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and executed this Certificate of Incorporation on the date below.
Dated: April 20th, 2016

/s/ Marsha Siha, Incorporator

         STATE of Delaware
STATEMENT of the INCORPORATOR
A STOCK/PROFIT CORPORATION

The undersigned, the lncorporator of ALLIANCE FREIGHT LINES INC., who signed and filed its Articles of Incorporation (or similar organizing document) with the Delaware Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation , who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:

Name and address of each initial director:

VLADISLAV GASNIKOV
2195 ARTHUR AVE
ELK GROVE VILLAGE, IL 60007

ALEXANDER SHCHEKIN 2195 ARTHUR AVEELK GROVE VILLAGE, IL
60007

Dated: April 21st, 2016

/s/ Marsha Siha, Incorporator